EXHIBIT 99.1

DIRECTORS AND EXECUTIVE OFFICERS OF FOSUN PHARMA,
 PERSONS CONTROLLING FOSUN PHARMA AND EXECUTIVE OFFICERS AND DIRECTORS OF OTHER PERSONS IN CONTROL OF FOSUN PHARMA

Fosun Pharma is a corporation organized under the laws of the People’s Republic of China and listed on both the Shanghai Stock Exchange and The Stock Exchange of Hong Kong Limited with its principal business address at No. 2 East Fuxing Road, Shanghai, China. The telephone number of Fosun Pharma’s principal executive office is (8621) 2313 8000. Fosun Pharma focuses on pharmaceutical manufacturing and research and development, pharmaceutical distribution and retail, healthcare services and medical diagnosis and medical devices.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun Pharma is set forth below.

Fosun Pharma

Name	Business Address	Present Principal Employment	Citizenship
Qiyu Chen	No.2 East Fuxing Road, Shanghai, China	Chairman of the Board of Directors and Executive Director	China
Fang Yao	No.2 East Fuxing Road, Shanghai, China	Vice Chairman of the Board of Directors, Chief Executive Officer, Executive Director and President	China
Qunbin Wang	No.2 East Fuxing Road, Shanghai, China	Non-executive Director	China
Guangchang Guo	No.2 East Fuxing Road, Shanghai, China	Non-executive Director	China
Pinliang Wang	No.2 East Fuxing Road, Shanghai, China	Non-executive Director	China
Lan Kang	No.2 East Fuxing Road, Shanghai, China	Non-executive Director	China
John Changzheng Ma	No.2 East Fuxing Road, Shanghai, China	Non-executive Director	U.S.A
Jiong Han	19F, One Lujiazui, 68 Yin Cheng Road Middle, Shanghai, China	Independent Non-executive Director	China
Weijiong Zhang	No.699, Hongfeng Road, Shanghai, China	Independent Non-executive Director	China
Li Man-Kiu Adrian David	18/F, 10 Des Voeux Road Central, Hong Kong	Independent Non-executive Director	U.K.
Huimin Cao	No. 2800 Wenxiang Road, Shanghai, China	Independent Non-executive Director	China

Fosun Pharma is beneficially held approximately 39.83% by Fosun High Technology. Fosun High Technology is a corporation organized under the laws of the People’s Republic of China with its principal business address at No.2 East Fuxing Road, Shanghai, China. The telephone number of Fosun High Technology’s principal executive office is (8621) 2315 6666. Fosun High Technology is principally engaged in insurance, industrial operations, investment and asset management in China.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun High Technology is set forth below.

Fosun High Technology

Name	Business Address	Present Principal Employment	Citizenship
Guangchang Guo	No.2 East Fuxing Road, Shanghai, China	Chairman of the Board	China
Xinjun Liang	No.2 East Fuxing Road, Shanghai, China	Vice Chairman of the Board and Chief Executive Officer	China
Qunbin Wang	No.2 East Fuxing Road, Shanghai, China	Director and President	China
Wei Fan	No.2 East Fuxing Road, Shanghai, China	Director
Guoqi Ding	No.2 East Fuxing Road, Shanghai, China	Director, Chief Financial Officer and Senior Vice President	China
Xuetang Qin	No.2 East Fuxing Road, Shanghai, China	Director and Senior Vice President	China
Ping Wu	No.2 East Fuxing Road, Shanghai, China	Director and Senior Vice President	China

Fosun High Technology is a subsidiary of Fosun International. Fosun International is a corporation organized under the laws of Hong Kong with its principal business address at Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong. Fosun International’s ordinary shares are listed on the main board of The Stock Exchange of Hong Kong Limited. The telephone number of Fosun International’s principal executive office is 852-25093228. Fosun International is principally engaged in businesses including insurance, industrial operations, investment and asset management.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun International is set forth below.

Fosun International

Name	Business Address	Present Principal Employment	Citizenship
Guangchang Guo	No.2 East Fuxing Road, Shanghai, China	Executive Director, Chairman of the Board	China
Xinjun Liang	No.2 East Fuxing Road, Shanghai, China	Executive Director, Vice Chairman of the Board and Chief Executive Officer	China
Qunbin Wang	No.2 East Fuxing Road, Shanghai, China	Executive Director and President	China
Wei Fan	No.2 East Fuxing Road, Shanghai, China	Non-executive Director	China
Guoqi Ding	No.2 East Fuxing Road, Shanghai, China	Executive Director, Senior Vice President and Chief Financial Officer	China
Xuetang Qin	No.2 East Fuxing Road, Shanghai, China	Executive Director and Senior Vice President	China
Ping Wu	No.2 East Fuxing Road, Shanghai, China	Executive Director and Senior Vice President	China
Shengman Zhang	50/F Citibank Tower, Citibank Plaza, 3 Garden Road, Hong Kong	Independent Non-executive Director of Fosun International; Chairman of Asia Pacific of Citigroup	Hong Kong
Andrew Y. Yan	Rooms 2516-2520, Two Pacific Place, Hong Kong	Independent Non-executive Director of Fosun International; Managing partner of SAIF Partners	Hong Kong
Huaqiao Zhang	Room 805, Diamond Business Building (North Tower), 23 Gongyi Road, Huadu District, Guangzhou, China	Independent Non-executive Director of Fosun International; Director of Guangzhou Huadu Wansui Micro Credit Co, Ltd.	Hong Kong
David T. Zhang	26th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Hong Kong	Independent Non-executive Director of Fosun International; Partner of Kirkland & Ellis LLP	Hong Kong

Fosun International is a subsidiary of Fosun Holdings. Fosun Holdings is a corporation organized under the  laws of Hong Kong with its principal business address at Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong. The telephone number of Fosun Holdings’ principal executive office is 852-25093228. Fosun Holdings is principally engaged in investment holding.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun Holdings is set forth below.

Fosun Holdings

Name	Business Address	Present Principal Employment	Citizenship
Guangchang Guo	No.2 East Fuxing Road, Shanghai, China	Director	China

Fosun Holdings is a subsidiary of Fosun International Holdings. Fosun International Holdings is a corporation organized under the laws of British Virgin Islands with its principal business address at Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong. The telephone number of Fosun International Holdings’ principal executive office is 852-25093228. Fosun International Holdings is principally engaged in investment holding.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun International Holdings is set forth below.

Fosun International Holdings

Name	Business Address	Present Principal Employment	Citizenship
Guangchang Guo	No.2 East Fuxing Road, Shanghai, China	Director	China

Fosun International Holdings is owned 58% by Guangchang Guo with the remaining shares owned 22% by Xinjun Liang, 10% by Qunbin Wang and 10% by Wei Fan. Guangchang Guo’s principal business address is No. 2 East Fuxing Road, Shanghai, China. He is a citizen of China. His present principal employment includes executive director and chairman of Fosun International, director of both Nanjing Nangang Iron & Steel United Co., Ltd., Shanghai Forte Land Co., Ltd., Peak Reinsurance Company Limited and Club Méditerranée S.A. and non-executive director of Fosun Pharma and China Minsheng Banking Corp., Ltd.